As filed with the Securities and Exchange Commission on July 25, 2005

                                                    Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                 ----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                           HI-TECH PHARMACAL CO., INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        New York                                   11-2638720
--------------------------------------------------------------------------------
    (State or other                             (I.R.S. Employer
    jurisdiction of                             Identification No.)
    incorporation or
    organization)

                    369 Bayview Avenue, Amityville, NY 11701
--------------------------------------------------------------------------------
               (Address of principal executive offices) (zip code)

       HI-TECH PHARMACAL CO., INC. AMENDED AND RESTATED STOCK OPTION PLAN
          HI-TECH PHARMACAL CO., INC. 1994 DIRECTORS STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plans)

                                David S. Seltzer
                      President and Chief Executive Officer
                           Hi-Tech Pharmacal Co., Inc.
                    369 Bayview Avenue, Amityville, NY 11710
--------------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                             Martin M. Goldwyn, Esq.
                   Tashlik, Kreutzer, Goldwyn & Crandell P.C.
                               40 Cuttermill Road
                              Great Neck, NY 11021
                                 (516) 466-8005

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum        Proposed maximum       Amount of
Title of securities to     Amount to be             offering price per      aggregate offering     Registration Fee
be registered              registered (1)           share (2)               price (2)              (3)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share            100,000 shares           $29.67                  $2,967,000             $350


(1) The proposed commencement of sales is to be as soon as practicable after the Registration Statement has become effective and upon the exercise of any option granted under the 1994 Directors Stock Option Plan (collectively the "Plan").

(2) There are also being registered hereunder such additional shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the Plans to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price has been based upon (a) the registration hereunder of 100,000 shares of the Registrant's Common Stock to be issued pursuant to options granted under the Directors Stock Option Plans and (b) the proposed maximum offering price per share. The proposed maximum offering price per share represents the average of the high and low sales price of the Registrant's common stock, par value of $.01 per share, of $29.67 as reported on the NASDAQ National Market on July 20, 2005.

                                EXPLANATORY NOTE

                  This Registration Statement has been prepared in accordance with the requirements of General Instruction E to Form S-8, as amended in order to register an additional 100,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Hi-Tech Pharmacal Co., Inc. (the "Company"), which shares of Common Stock have been reserved for issuance upon the exercise of options to purchase Common Stock granted pursuant to the Hi-Tech Pharmacal Co., Inc. 1994 Directors Stock Option Plan (the "Directors Stock Option Plan"). Pursuant to General Instruction E, the contents of the Company's Registration Statement on Form S-8 filed on September 11, 1997, File No. 333-35425 and Registration Statement on Form S-8 filed on September 3, 2003, File No. 333-108473 (the "Registration Statements"), are incorporated herein by reference.

                  Upon the effectiveness of this Registration Statement, (i) a total of 2,737,500 shares of Common Stock issuable under the Hi-Tech Pharmacal Co., Inc. Amended and Restated Stock Option Plan (the "Plan") will be registered, consisting of shares registered under the prior Registration Statements; and (ii) a total of 400,000 shares of Common Stock issuable under the Directors Stock Option Plan will be registered, including 100,000 additional shares of Common Stock being registered hereby.

                  In accordance with General Instruction E to Form S-8, as amended, the Company has provided the above-referenced information, which information is required in this Registration Statement and is incorporated herein by reference. Moreover, as specifically required by General Instruction E, the necessary opinion and consents are attached hereto as Exhibits 5.1, 23.1 and 23.2.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which have heretofore been filed by Hi-Tech Pharmacal Co., Inc. (the "Company") (File No. 0-20424) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Securities Act of 1933, as amended (the "1933 Act"), are incorporated herein by reference and shall be deemed to be a part hereof:

      (1) the Company's Annual Report on Form 10-K for the year ended April 30, 2005, and the exhibits thereto, filed under Section 15(d) of the Exchange Act;

      (2)   all other reports and documents filed by the Company pursuant to
            Section 13(a) or 15(d) of the Exchange Act since April 30, 2005 and prior to the termination of the offering of securities covered by this Registration Statement; and

      (3) the description of the Company's capital stock contained in the Company's registration statement filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the 1934 Act, as amended, as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the shares of the Company's Common Stock offered hereby will be passed upon for the Company by Tashlik, Kreutzer, Goldwyn & Crandell P.C., 40 Cuttermill Road, Great Neck, New York 11021. An officer of Tashlik, Kreutzer, Goldwyn & Crandell P.C. beneficially owns options to purchase approximately 48,300 shares of Common Stock. Mr. Martin M. Goldwyn is a director of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      (A) The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

            (a) "A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors or officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      (B) Articles NINTH and TENTH of the Company's Restated Certificate of Incorporation contains the following provision relating to the indemnification of directors and officers:

                  NINTH: "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
            (iii) under Section 174 of the Delaware General Corporation Law, or
            (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No modification or repeal of the provisions of this Article shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

                  TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

      (C) Article XI of the Company's By-laws contains the following provisions relating to indemnification of officers and directors:

                           "Right to Indemnification. Each person who was or is
                  made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                           (b) Right to Advancement of Expenses. The right to
                  indemnification conferred upon directors and officers in paragraph (a) of this Section shall include the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), shall be made only upon delivery to the corporation of an undertaking (hereinafter, an "undertaking") by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to the advancement of expenses (including attorneys' fees), to any employee or agent of the corporation to the fullest extent of the provisions of this Section with respect to advancement of expenses to directors and officers of the corporation.

                           (c) Right of Indemnitee to Bring Suit. The rights to
                  indemnification and to the advancement of expenses (including attorneys' fees) conferred in paragraphs (a) and (b) of this Section shall be contract rights. If a claim under paragraph
                  (a) or (b) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

                           (d) Non-Exclusivity of Rights. The rights to
                  indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                                    (e) Insurance. The corporation may maintain
                  insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

                  The Company has entered into indemnification agreements with each of its current directors and officers, which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by Delaware law, including by reason of action or inaction occurring in the past, and circumstances in which indemnification and advancement of expenses to such persons are permitted or are discretionary to the greatest extent under Delaware law.

                  The Company also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Company against certain losses arising out of claims made by reason of their being directors and officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number   Description
         ------   -----------

            5.1 Opinion of Tashlik, Kreutzer, Goldwyn & Crandell P.C. to the legality of the shares being registered

            23.1  Consent of Independent Registered Public Accounting Firm

            23.2 Consent of Tashlik, Kreutzer, Goldwyn & Crandell P.C. (included in Exhibit 5.1)

            99.0 Copy of Hi-Tech Pharmacal Co., Inc. Amended and Restated Stock Option Plan (Filed as an exhibit to Hi-Tech Pharmacal Co., Inc. Proxy Statement, dated September 22, 1994, and incorporated herein by reference)

            99.1 Copy of Hi-Tech Pharmacal Co., Inc. Stock Option Agreement (Filed as Exhibit 10.2 to the Hi-Tech Pharmacal Co., Inc. Registration Statement on Form S-1 (No. 33-47860) and incorporated herein by reference)


            99.2 Copy of Hi-Tech Pharmacal Co., Inc. 1994 Directors Stock Option Plan (Filed as Exhibit 10.3 to Hi-Tech Pharmacal Co., Inc. Quarterly Report on Form 10-QSB for the quarterly period ended October 31, 1994 and incorporated herein by reference)

            99.3 Copy of Form of Hi-Tech Pharmacal Co., Inc. Directors Stock Option Agreement (Filed as Exhibit 99.3 to Hi-Tech Pharmacal Co., Inc. Registration Statement on Form S-8 (No. 333-35425) filed on September 11, 1997 and incorporated herein by reference)

ITEM 9. UNDERTAKINGS.

      a. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
            Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not presented in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated in the prospectus to provide such interim financial information.

      d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Amityville, State of New York, on the day of July 22, 2005.

                                HI-TECH PHARMACAL CO., INC.

                                By:  /s/ David S. Seltzer
                                     ----------------------------------------
                                     David S. Seltzer
                                     Chairman of the Board, Chief Executive
                                     Officer, President and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Bernard Seltzer             Chairman of the Board            July 22, 2005
-------------------------       Emeritus
Bernard Seltzer


/s/ David S. Seltzer            Chairman of the Board,           July 22, 2005
-------------------------       Chief Executive Officer,
David S. Seltzer                President, Secretary
                                and Treasurer and Director



/s/ William Peters              Vice President and               July 22, 2005
-------------------------       Chief Financial Officer
William Peters


/s/ Reuben Seltzer              Director                         July 22, 2005
-------------------------
Reuben Seltzer

/s/ Martin M. Goldwyn           Director                         July 22, 2005
-------------------------
Martin M. Goldwyn

/s/ Robert M. Holster           Director                         July 22, 2005
-------------------------
Robert M. Holster

/s/ Yashar Hirshaut, M.D.       Director                         July 22, 2005
-------------------------
Yashar Hirshaut, M.D.


/s/ Anthony J. Puglisi          Director                         July 22, 2005
-------------------------
Anthony J. Puglisi


/s/ Bruce W. Simpson            Director                         July 22, 2005
-------------------------
Bruce W. Simpson

                                  EXHIBIT INDEX

                                                                                              Sequentially
                                                                                             Numbered Pages
                                                                                             --------------
Exhibit 5.1 Opinion of Tashlik, Kreutzer, Goldwyn & Crandell P.C..................               Page 19

Exhibit 23.1 Consent of Independent Registered Public Accounting Firm.............               Page 21

Exhibit 23.2 Consent of Counsel...................................................               Page 23

Exhibit 99.0 Copy of Hi-Tech Pharmacal Co., Inc. Amended and Restated Stock
             Option Plan (filed as an exhibit to Hi-Tech Pharmacal Co., Inc.
             Proxy Statement, dated September 22, 1994, and incorporated herein by reference)

Exhibit 99.1 Copy of Hi-Tech Pharmacal Co., Inc. 1994 Directors Stock Option Plan
             (filed as Exhibit 10.3 to Hi-Tech Pharmacal Co., Inc. Quarterly
             Report on Form 10-QSB for the quarterly period ended October 31, 1994 and incorporated herein by reference)

Exhibit 99.2 Form of Hi-Tech Pharmacal Co., Inc. 1994 Directors Stock Option
             Agreement (filed as Exhibit 99.3 to Hi-Tech Pharmacal Co., Inc.
             Registration Statement on Form S-8 (No. 333-35425) filed on
             September 11, 1997 and incorporated herein by reference)